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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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
[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
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[ ]  Definitive Proxy Statement
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[X]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
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            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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FIRST UNION REAL ESTATE INVESTMENTS
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
AT THE COMPANY                 IN CLEVELAND                   IN CHICAGO                  IN NEW YORK
--------------                 ------------                   ----------                  -----------
Thomas T. Kmiecik              Stanley L. Ulchaker            Peter Wentz                 Arthur Gormley
Senior Vice President          Edward Howard & Co.            Dilenschneider Group        Dilenschneider Group
(216) 781-4030                 (216) 781-2400                 (312) 553-0700              (212) 922-0900
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FOR IMMEDIATE RELEASE

                FIRST UNION SEEKS SANCTIONS FROM GOTHAM PARTNERS
                ------------------------------------------------

CLEVELAND, OHIO, MAY 14, 1998 --- FIRST UNION REAL ESTATE INVESTMENTS (NYSE:FUR) announced today in a public statement it will seek sanctions, including costs and attorney fees, from Gotham Partners for what First Union believes is Gotham's "frivolous conduct" in continuing to try to involve the Ohio court in setting the procedures for the Trust's upcoming special meeting of shareholders.

Gotham does not want a fair election, First Union's motion charges. First Union believes Gotham's recent demands indicate that it wants the Trustees to hand over control of First Union without a contest. Gotham is demanding that First Union agree upon procedures for the meeting that favor it to the detriment of other shareholders. Coupled with what has now become a habit of running to the State court on a weekly basis, Gotham's antics demonstrate a complete lack of concern for the shareholders it seeks to represent.

Gotham has told shareholders it intends to seek reimbursement of its legal fees from the Trust if its control bid is successful. Gotham is trying to use its frivolous court action, at the expense of the Trust, as a diversion to distract shareholders from what is really going on - the takeover of their Trust by a minority shareholder without paying a premium for control. It's appalling to learn that Bear Stearns, Gotham's brokerage house, may have gone so far as to "borrow" stock on the record date to increase its votes without having to actually buy shares.

Last week, a well-respected institutional advisory group, Institutional Shareholder Services, advised its clients against approving the Gotham proposal to take control of First Union, although it agreed Gotham could contribute to the Board in a minority position.

First Union's motion for sanctions charges Gotham with filing proceedings which it knows have no basis in law or fact. First Union believes the Ohio rules do not support such use of the judicial system.

First Union Real Estate Investments is a unique stapled-stock real estate investment trust (REIT) headquartered in Cleveland, Ohio, and traded on the NYSE.

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